Certain information has been redacted from this Exhibit 10.1 because it is not material and it is the type of information that the issuer treats as private or confidential.

EXCHANGE AGREEMENT

THIS **EXCHANGE AGREEMENT** (the "Agreement"), dated as of July 15, 2022 is entered into by and among NeuCourt, Inc., a Delaware corporation having an address at 1342 Rollins Road, Burlingame, CA 94010 (the "Company"), and the Convertible Note Holders set forth on the signature page hereto ("Holders").

WITNESSETH:

WHEREAS, the Company issued to the Holders one or more of its 5% Convertible Promissory Notes (the "Notes"); and

WHEREAS, the Company and the Holders desire to exchange the principal amount and all accrued unpaid interest (the "Amount") of each Note for a SAFE (Simple Agreement for Future Equity, in the form attached hereto as Attachment 1;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Exchange of Notes.

a. Issuance SAFE and Exchange of Notes. In exchange for the surrender and cancellation of the Notes, the Company shall issue to each Holder, and each Holder shall acquire from the Company a SAFE in the form attached hereto as Attachment 1, in principal amount equal to the Amount. The issuance of the SAFEs shall have no affect on any warrants previously issued for extension of the Notes prior to the date hereof. The SAFEs shall be issued through CARTA as soon as is reasonably practicable.

b. Holder Accepts SAFE. Each Holder hereby accepts such SAFE in replacement of and in exchange for all of such Holder's Notes, and agrees to all of the terms, conditions, representations, agreements, and warranties of such SAFE.

2. Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties: The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the SAFEs by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement and the SAFEs have been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3. Miscellaneous.

a. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

b. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

c. This Agreement shall be governed by and interpreted in accordance with laws of the State of California, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.

d. Each Holder and the Company hereby will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

e. The parties acknowledge and agree that the actions and obligations of each Holder hereunder are several and not joint with the actions and obligations of any other Holder and that no Holder shall be responsible in any way for the representations, warranties, agreements, acts or omissions, or the performance or non-performance of the obligations, of any other Holder hereunder.

f. The parties acknowledge and agree that (i) the Holders are not are agents, affiliates or partners of each other, (ii) the Holders are not, under any circumstances, agreeing to act jointly, in concert or as a group with respect to the Notes, the SAFEs, and any underlying or conversion securities, (iii) nothing contained in any document, and no action taken by any Holder pursuant thereto, constitutes or shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting or agreeing to act jointly, in concert or as a group with respect to the Notes, SAFEs, or any underlying or conversion securities, any transactions, or any of their actions or obligations under any documents (including without limitation the decision to acquire, dispose of or vote any securities), and (iv) the Company shall not assert any claim inconsistent with the foregoing.

g. No rules of construction are intended by the Company or any Holder and the parties intend that for all purposes they be treated as joint authors hereof.

h. This Agreement and the SAFEs and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company's agreements with each of the Holders are separate agreements, and the issuance of the SAFEs to each of the Holders are separate issuances. Nonetheless, any term of this Agreement or the SAFEs may be amended and the observance of any term of this Agreement or the SAFEs may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority of the SAFE holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any SAFE and each future holder of SAFEs.

i. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon receipt.

j. Any dispute between the parties arising out of or relating to this Agreement shall (i) first be resolved through good faith settlement discussions, (ii) then be submitted to NeuCourt mediation, and (iii) then be submitted to NeuCourt binding arbitration.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NeuCourt, Inc.,
a Delaware corporation

By: DocuSigned by:
946982242CDA4E0...
Paul Marotta, Chief Executive Officer

TCLG, LLC,
a Delaware limited liability company

By: DocuSigned by:
Megan Jeanne
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Megan Jeanne, Member

MENTOR CAPITAL, INC.,
a Delaware corporation

By: DocuSigned by:
Chet Billingsley
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Chet Billingsley, CEO

DocuSigned by:
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<u>**Attachment 1**</u>

THIS SAFE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "<u>SECURITIES ACT</u>"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

NeuCourt, Inc.

SAFE
(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in consideration for the investment by ______________ (the "<u>Investor</u>") of $___________ (the "<u>Purchase Amount</u>") on or about July 15, 2022, NeuCourt, Inc., a Delaware corporation (the "<u>Company</u>") hereby issues to the Investor the right to certain shares of the Company's capital stock, subject to the terms set forth below.

The "<u>Valuation Cap</u>" is $3,000,000.
The "<u>Discount Rate</u>" is 75%.
See <u>Section 2</u> for certain additional defined terms.

1. <u>Events</u>.

(a) **<u>Equity Financing</u>**. In the event that before the conversion, expiration, or termination of this SAFE the Company consummates an Equity Financing, then the SAFE shall automatically convert into the number of shares equal to the face amount of the SAFE, divided by the lesser of (A) the Discount Price, and (B) the Liquidity Price (the "<u>Conversion Shares</u>").

(i) **<u>Conversion Shares</u>**. The Conversion Shares shall consist of (x) that number of shares of Equity Preferred Stock equal to the face amount of the SAFE divided by the price per share in the Equity Financing (the "<u>Preferred Shares</u>") and (y) that number of shares of Common Stock equal to the Conversion Shares minus the Preferred Shares.

(ii) **<u>Purchase Terms</u>**. In connection with the issuance of the Conversion Shares by the Company to the Investor, the Investor will execute and deliver to the Company all transaction documents related to the Equity Financing.

(b) **<u>Liquidity Event</u>**. If there is a Liquidity Event before the expiration or termination of this SAFE, the Investor will receive the greater of (i) a cash payment equal to the Purchase Amount, and (ii) the value of the shares issuable upon the default conversion hereof under Section 1(d)(ii).

(c) **<u>Dissolution Event</u>**. If there is a Dissolution Event before the expiration or termination of this SAFE, the Investor will receive the greater of (i) a cash payment equal to the Purchase Amount, and (ii) the value of the shares issuable upon the default conversion hereof under Section 1(d)(ii).

(d) **<u>Termination and Repayment</u>**. This SAFE will expire and terminate upon the conversion or repayment hereof.

(i) **<u>Repayment</u>**. Notwithstanding anything else herein to the contrary, this SAFE may be repaid by the Company on not less than sixty (60) days' prior written notice, <u>provided</u>,

however, the Investor shall have, during such 60 day period, the right to convert set forth in Section 1(d)(ii) below.

(ii) **Default Conversion**. In connection with (A) the notice of repayment set forth in Section 1(d)(i) hereof, or (B) this SAFE not otherwise being converted or repaid within five years of issuance hereof, the Investor may elect to receive on the conversion hereof, that number of shares of a to-be-created series of preferred stock (having reasonable rights, preferences, privileges, and restrictions), obtained by dividing the Purchase Amount by the Liquidity Price.

2. Definitions.

"Capital Stock" means the capital stock of the Company, including, without limitation, the "Common Stock" and the "Preferred Stock."

"Capitalization" means the number, as of immediately prior to the Liquidity Event, of shares of Capital Stock (on a full dilution, as-converted basis) but excluding all SAFEs and convertible promissory notes where the holders of such securities are receiving cash out payments in lieu of any shares of equity or similar "as converted" payments.

"Change of Control" means (i) a transaction or series of related transactions in which any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company's board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

"Discount Price" means the price per share of the Equity Preferred Stock sold in the Equity Financing multiplied by the Discount Rate.

"Dissolution Event" means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company's creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding any Liquidity Event), whether voluntary or involuntary.

"Equity Financing" means a bona fide transaction, or series of related transactions, in which the Company sells shares of Preferred Stock with the principal purpose of raising capital, at a fixed pre-money valuation, raising not less than $500,000.

"Equity Preferred Stock" means the shares of a series of Preferred Stock issued to investors in an Equity financing.

"Initial Public Offering" means the closing of the Company's first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

"Liquidity Event" means a Change of Control or an Initial Public Offering.

"Liquidity Price" means the price per share equal to the Valuation Cap divided by the Capitalization.

"SAFE" means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company's business operations.

3. Company Representations.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this SAFE is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This SAFE constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current Certificate of Incorporation or Bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this SAFE do not and will not: (i) Violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this SAFE, other than: (i) The Company's corporate approvals concerning the Equity financing; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

4. Investor Representations.

(a) The Investor has full legal capacity, power and authority to execute and deliver this SAFE and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this SAFE and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or

unless an exemption from such registration requirements is available. The Investor is purchasing this SAFE and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor's financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

5. <u>Miscellaneous</u>.

(a) Any provision of this SAFE may be amended, waived or modified only upon the written consent of the Company and the Investor. Any notice required or permitted by this SAFE must be in writing and will be deemed delivered when received.

(b) The Investor is not entitled, as a holder of this SAFE, to vote or receive dividends or be deemed a holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(c) Neither this SAFE nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; *provided, however*, that this SAFE and/or the rights contained herein may be assigned without the Company's consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor; and *provided, further*, that the Company may assign this SAFE in whole, without the consent of the Investor, in connection with a reincorporation to change the Company's domicile.

(d) In the event any one or more of the provisions of this SAFE is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this SAFE operate or would prospectively operate to invalidate this SAFE, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this SAFE and the remaining provisions of this SAFE will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(e) All rights and obligations hereunder will be governed by the laws of the State of California, without regard to the conflicts of law provisions of such jurisdiction. The parties intend that no rules of construction be employed in the interpretation hereof.

IN WITNESS WHEREOF, the undersigned have caused this SAFE to be duly executed and delivered effective as of the date first set forth above.

NeuCourt, Inc.,
a Delaware corporation

By: ______________________________
Paul Marotta, CEO